EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-83060, 33-61369 and 33-42186) pertaining to the EMCON 1986
Incentive Stock Option and 1988 Stock Option Plans, the EMCON Employee Stock Purchase Plan and the EMCON Restricted Stock Plan of our report dated February 18, 1998, with respect to the consolidated financial statements and schedule of EMCON included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                              ERNST & YOUNG, LLP
San Francisco, California
March 26, 1998


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